                        ALTERNATIVE LOAN TRUST 2005-77T1

                                FINAL TERM SHEET

                               [COUNTRYWIDE LOGO]

                          $1,050,079,829 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED DECEMBER 23, 2005

             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-77T184

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JANUARY 25, 2006

                               ------------------

The following classes of certificates are being offered pursuant to this free writing prospectus:

                 INITIAL CLASS                                     INITIAL CLASS
                 CERTIFICATE      PASS-THROUGH                     CERTIFICATE       PASS-THROUGH
                   BALANCE            RATE                           BALANCE             RATE
                   -------            ----                           -------             ----
Class 1-A-1      $299,164,242        6.00%         Class 1-X                N/A        Variable
Class 1-A-2      $ 26,200,000        6.00%         Class 2-X                N/A        Variable
Class 1-A-3      $ 78,000,000       Variable       Class 1-PO       $  6,564,280         N/A
Class 1-A-4      $ 26,000,000       Variable       Class 2-PO       $  7,243,168         N/A
Class 2-A-1      $245,000,000        6.00%         Class A-R        $        100        6.00%
Class 2-A-2      $258,130,400        6.00%         Class 1-M        $ 14,647,201        6.00%
Class 2-A-3      $ 16,500,000        6.00%         Class 1-B-1      $  5,114,895        6.00%
Class 2-A-4      $ 29,900,000        6.00%         Class 1-B-2      $  2,789,943        6.00%
Class 2-A-5      $    100,000        6.00%         Class 2-M        $ 18,900,000        6.00%
Class 2-A-6      $  5,000,000        6.00%         Class 2-B-1      $  6,600,000        6.00%
Class 2-A-7      $    625,600        6.00%         Class 2-B-2      $  3,600,000        6.00%

                                    SUMMARY

OFFERED CERTIFICATES

Alternative Loan Trust 2005-77T1 will issue twenty-eight classes of certificates, twenty-two of which are being offered by this free writing prospectus and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate stated principal balance of approximately $989,186,999, as of December 1, 2005 and certain other property and assets described in this free writing prospectus. The mortgage loans will consist primarily of 30-year conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage pool consists of two loan groups. Loan group 1 will consist of mortgage loans expected to have an aggregate stated principal balance of approximately $464,990,531 as of the initial cut-off date. Loan group 2 will consist of mortgage loans expected to have an aggregate stated principal balance of approximately $524,196,468 as of the initial cut-off date.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they are assigned the following ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Fitch, Inc. ("Fitch"):


                  S&P             FITCH'S
  CLASS          RATING           RATING                    TYPE
Class 1-A-1       AAA               AAA         Senior
Class 1-A-2       AAA               AAA         Senior
Class 1-A-3       AAA               AAA         Senior/Floating Rate
Class 1-A-4       AAA               AAA         Senior/Inverse Floating Rate
Class 2-A-1       AAA               AAA         Senior//Super Senior
Class 2-A-2       AAA               AAA         Senior
Class 2-A-3*      AAA               AAA         Senior/Super Senior
Class 2-A-4       AAA               AAA         Senior/NAS/Super Senior
Class 2-A-5       AAA               AAA         Senior/Support
Class 2-A-6       AAA               AAA         Senior/Support
Class 2-A-7       AAA               AAA         Senior/NAS/Support
                                                Senior/Notional Amount/Interest Only/
Class 1-X         AAA               AAA         Variable Rate
                                                Senior/Notional Amount/Interest Only/
Class 2-X         AAA               AAA         Variable Rate
Class 1-PO        AAA               AAA         Senior/Principal Only
Class 2-PO        AAA               AAA         Senior/Principal Only
Class A-R         AAA               AAA         Senior/Residual
Class 1-M         AA                **          Subordinate
Class 1-B-1        A                **          Subordinate
Class 1-B-2       BBB               **          Subordinate
Class 2-M         AA                **          Subordinate
Class 2-B-1        A                **          Subordinate
Class 2-B-2       BBB               **          Subordinate

-------------
* The Class 2-A-3 Certificates will be assigned a rating of "Aaa" by Moody's Investors Service, Inc.

** Fitch was not asked to rate these certificates.

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

OTHER CERTIFICATES

In addition to the offered certificates, the trust fund will issue the Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates, which are not being offered pursuant to this free writing prospectus and the prospectus. The Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates (collectively referred to in this free writing prospectus as the "private certificates") will have initial class certificate balances of approximately $2,789,943, $2,092,457, $1,627,469, $3,600,000, $2,700,000 and $2,100,831, respectively, and will each have a pass-through rate of 6.00% per annum. Any information contained in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

RELATIONSHIP AMONG THE LOAN GROUPS AND THE CERTIFICATE GROUPS

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group of the same number. The certificates with a "1" prefix are sometimes referred to in this free writing prospectus as the "group 1 certificates" and these certificates correspond to the group 1 mortgage loans. The certificates with a "2" prefix are sometimes referred to in this free writing prospectus as the "group 2 certificates" and these certificates correspond to the group 2 mortgage loans. The Class A-R Certificates are part of the group 1 senior certificates. The certificates receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group.

CUT-OFF DATE

For any mortgage loan in loan group 1, the later of December 1, 2005 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this free writing prospectus as the cut-off date). For any mortgage loan in loan group 2 conveyed to the trust fund on the closing date, the later of December 1, 2005 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this free writing prospectus as the initial cut-off date and sometimes referred to as the cut-off date). For any mortgage loan in loan group 2 conveyed to the trust fund after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the trust fund.

CLOSING DATE

On or about December 28, 2005.

DEPOSITOR

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SELLERS

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of it subsidiaries which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for January 25, 2006.

RECORD DATE

The record date for any distribution date will be the last business day of the month preceding the month of that distribution date.

INTEREST PAYMENTS

Interest will accrue at the rate specified on the cover page hereof or as described in this free writing prospectus, on each interest-bearing class of certificates on the basis of a 360-day year divided into twelve 30-day months.

The interest accrual period for the interest-bearing classes of certificates, other than the Class 1-A-3 and Class 1-A-4 Certificates (we sometimes refer to these certificates as "LIBOR Certificates"), for any distribution date will be the calendar month before the distribution date. The interest accrual period for the LIBOR Certificates for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month in which that distribution date occurs.

PRINCIPAL PAYMENTS

Principal will be paid on each class of certificates entitled to receive principal payments on each distribution date as described under "Description of the Certificates -- Principal".

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund relating to a loan group and retire all outstanding classes of the related certificates on or after the distribution date on which the aggregate stated principal balance of those mortgage loans and real estate owned by the trust fund related to that loan group is less than or equal to 10% of the aggregate stated principal balance of those mortgage loans as of the cut-off date.

SUPPLEMENTAL LOAN AND CAPITALIZED INTEREST ACCOUNTS

If the aggregate stated principal balance of the mortgage loans in loan group 2 transferred to the trust fund on the closing date (these mortgage loans in loan group 2 are referred to in this free writing prospectus as the group 2 closing date mortgage loans) is less than $600,000,000, an amount equal to the difference between that amount and the aggregate stated principal balance of the group 2 closing date mortgage loans will be deposited in a supplemental loan account to be used through January 31, 2006 to purchase supplemental mortgage loans. Any amounts not used for that purpose will be paid to holders of the group 2 senior certificates as a prepayment of principal no later than the February 2006 distribution date.

Because some of the mortgage loans in loan group 2 may not be acquired by the trust fund until after the closing date, there may not be sufficient interest collections from the mortgage loans in loan group 2 to pay all the interest due on the certificates related to loan group 2 on the first and possibly the second distribution dates. If a supplemental loan account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS

On each distribution date, amounts available from each of loan group 1 and loan group 2 to make distributions on the related classes of certificates will be applied in the following order of priority:

(1) to interest on the interest-bearing classes of the senior certificates relating to that loan group;

(2) to principal of the classes of the senior certificates relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Principal" in this free writing prospectus;

(3) to any deferred amounts payable on the class of Class PO Certificates relating to that loan group, as described under "Description of the Certificates -- Principal" in this free writing prospectus; and

(4) to interest on and then principal of each class of subordinated certificates relating to that loan group, in the order of their numerical class designations, beginning with the related class of Class M Certificates, as described under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

SUBORDINATION

The senior certificates in each certificate group will have a payment priority over the related classes of subordinated certificates. Within the classes of subordinated certificates offered by this free writing prospectus, the related class of Class M Certificates will have payment priority over the related classes of Class B-1 and Class B-2 Certificates, and the related class of Class B-1 Certificates will have a payment priority over the related class of Class B-2 Certificates. Each group of subordinated certificates related to a loan group also includes a related class of Class B-3, Class B-4 and Class B-5 Certificates, which are not being offered to the public, which will be subordinated to all of the other related classes of certificates, in that order, with the related class of Class B-5 Certificates having the lowest priority of payment in the related certificate group.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group among the related subordinated certificates, beginning with the related subordinated certificates with the lowest payment priority, before realized losses are allocated to the related senior certificates (other than the notional amount certificates). Any realized losses on the mortgage loans in loan group 2 that would otherwise be allocable to the Class 2-A-1, Class 2-A-3 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-6, Class 2-A-5 and Class 2-A-7 Certificates, respectively.

There is no cross-collateralization between the loan groups.

TAX STATUS

For federal income tax purposes, the trust fund (exclusive of the supplemental loan account and capitalized interest account) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class 1-X, Class 2-X, Class 1-PO, Class 2-PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class 1-M and Class 2-M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                  LOAN GROUP 1



                                Mortgage Rates(1)

                                                                                         WEIGHTED
                                                            % OF                          AVERAGE      WEIGHTED      WEIGHTED
                              NUMBER       AGGREGATE      MORTGAGE        AVERAGE        REMAINING      AVERAGE       AVERAGE
                                OF         PRINCIPAL      LOANS IN       PRINCIPAL        TERM TO        FICO        ORIGINAL
                             MORTGAGE       BALANCE         LOAN          BALANCE        MATURITY       CREDIT       LOAN-TO-
MORTGAGE RATE (%)             LOANS       OUTSTANDING      GROUP 1    OUTSTANDING ($)    (MONTHS)        SCORE    VALUE RATIO (%)
--------------------------   --------  ----------------   --------    ---------------    ---------     --------   ---------------
 5.375....................       1     $    998,956.00      0.21%       998,956.00         358            699         57.14
 5.500....................       2          974,300.00      0.21        487,150.00         359            690         71.41
 5.625....................      15       10,132,886.72      2.18        675,525.78         359            710         76.85
 5.750....................      32       24,031,739.90      5.17        750,991.87         359            699         68.03
 5.875....................      53       32,419,177.26      6.97        611,682.59         358            691         71.35
 6.000....................      55       32,301,511.74      6.95        587,300.21         358            677         74.32
 6.125....................      56       39,697,386.26      8.54        708,881.90         359            704         72.66
 6.220....................       1          552,134.45      0.12        552,134.45         358            729         90.00
 6.250....................      78       51,275,689.87     11.03        657,380.64         359            703         71.29
 6.255....................       1          540,000.00      0.12        540,000.00         359            622         90.00
 6.375....................      70       45,648,858.52      9.82        652,126.55         359            700         74.05
 6.395....................       1          459,000.00      0.10        459,000.00         357            650         86.60
 6.500....................      96       63,187,570.19     13.59        658,203.86         359            702         72.64
 6.620....................       1          615,951.00      0.13        615,951.00         360            620         90.00
 6.625....................      66       47,396,186.68     10.19        718,124.04         359            707         75.30
 6.645....................       1          490,500.00      0.11        490,500.00         359            622         90.00
 6.750....................      56       38,062,256.46      8.19        679,683.15         359            709         73.69
 6.875....................      67       40,317,233.22      8.67        601,749.75         359            713         75.10
 7.000....................      22       12,415,869.25      2.67        564,357.69         359            702         77.92
 7.125....................       9        6,925,567.18      1.49        769,507.46         359            691         72.52
 7.250....................      10        8,466,642.82      1.82        846,664.28         359            722         75.40
 7.375....................       4        1,947,600.00      0.42        486,900.00         358            702         75.09
 7.500....................       5        3,721,151.00      0.80        744,230.20         359            677         71.69
 7.625....................       1          599,512.50      0.13        599,512.50         359            733         63.16

                                                                                         WEIGHTED
                                                            % OF                          AVERAGE      WEIGHTED      WEIGHTED
                              NUMBER       AGGREGATE      MORTGAGE        AVERAGE        REMAINING      AVERAGE       AVERAGE
                                OF         PRINCIPAL      LOANS IN       PRINCIPAL        TERM TO        FICO        ORIGINAL
                             MORTGAGE       BALANCE         LOAN          BALANCE        MATURITY       CREDIT       LOAN-TO-
MORTGAGE RATE (%)             LOANS       OUTSTANDING      GROUP 1    OUTSTANDING ($)    (MONTHS)        SCORE    VALUE RATIO (%)
--------------------------   --------  ----------------   --------    ---------------    ---------     --------   ---------------
 7.750....................       1          520,000.00      0.11        520,000.00         360            716         80.00
 7.875....................       1          799,600.00      0.17        799,600.00         359            670         80.00
 8.125....................       1          493,250.00      0.11        493,250.00         357            650         80.00
                             --------  ----------------   --------
         Total............     706     $464,990,531.02    100.00%
                             ========  ================   ========

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 (as so adjusted) is approximately 6.408% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 is approximately 6.410% per annum.

                   Current Mortgage Loan Principal Balances(1)

                                                                             % OF
RANGE OF                                NUMBER          AGGREGATE          MORTGAGE        AVERAGE
CURRENT MORTGAGE                          OF            PRINCIPAL          LOANS IN       PRINCIPAL
LOAN PRINCIPAL                         MORTGAGE          BALANCE             LOAN          BALANCE
BALANCES ($)                            LOANS          OUTSTANDING         GROUP 1     OUTSTANDING ($)
----------------------------------     --------   ------------------      ---------    ---------------
   400,000.01 -   450,000.00......       132      $  56,669,387.39          12.19%        429,313.54
   450,000.01 -   500,000.00......       146         69,586,466.59          14.97         476,619.63
   500,000.01 -   550,000.00......       109         57,110,688.91          12.28         523,951.27
   550,000.01 -   600,000.00......        81         46,418,166.39           9.98         573,063.78
   600,000.01 -   650,000.00......        75         47,408,660.02          10.20         632,115.47
   650,000.01 -   700,000.00......        20         13,563,608.00           2.92         678,180.40
   700,000.01 -   750,000.00......        13          9,407,140.00           2.02         723,626.15
   750,000.01 -   1,000,000.00....        71         64,202,631.86          13.81         904,262.42
 1,000,000.01 -   1,500,000.00....        29         37,576,984.59           8.08       1,295,758.09
 1,500,000.01 -   2,000,000.00....        19         34,484,135.45           7.42       1,814,954.50
Above 2,000,000.01                        11         28,562,661.82           6.14       2,596,605.62
                                       --------   ------------------      ---------
         Total....................       706      $ 464,990,531.02         100.00%
                                       ========   ==================      =========

                                                         WEIGHTED
                                                         AVERAGE        WEIGHTED         WEIGHTED
RANGE OF                                  WEIGHTED      REMAINING       AVERAGE          AVERAGE
CURRENT MORTGAGE                           AVERAGE       TERM TO          FICO           ORIGINAL
LOAN PRINCIPAL                            MORTGAGE       MATURITY        CREDIT       LOAN-TO-VALUE
BALANCES ($)                              RATE (%)       (MONTHS)        SCORE          RATIO (%)
----------------------------------        --------      ---------       --------      -------------
   400,000.01 -   450,000.00......          6.402          359            698             76.23
   450,000.01 -   500,000.00......          6.408          359            693             77.40
   500,000.01 -   550,000.00......          6.397          359            691             76.80
   550,000.01 -   600,000.00......          6.489          359            706             76.58
   600,000.01 -   650,000.00......          6.466          359            692             75.95
   650,000.01 -   700,000.00......          6.250          359            687             73.15
   700,000.01 -   750,000.00......          6.324          359            706             72.33
   750,000.01 -   1,000,000.00....          6.388          359            701             69.46
 1,000,000.01 -   1,500,000.00....          6.375          359            716             66.39
 1,500,000.01 -   2,000,000.00....          6.423          359            726             68.17
 Above 2,000,000.01                         6.425          359            713             65.91

         Total....................

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 is approximately $658,627.

                              FICO Credit Scores(1)

                                                                                                  WEIGHTED
                                                             % OF                                 AVERAGE    WEIGHTED     WEIGHTED
                              NUMBER         AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED  REMAINING    AVERAGE     AVERAGE
                                OF           PRINCIPAL     LOANS IN      PRINCIPAL     AVERAGE    TERM TO       FICO      ORIGINAL
RANGE OF                     MORTGAGE         BALANCE        LOAN         BALANCE      MORTGAGE   MATURITY    CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES            LOANS         OUTSTANDING     GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)     SCORE     RATIO (%)
--------------------------   --------  -----------------   --------   ---------------  --------  ---------   --------  -------------
619 and Below.............       5     $   2,789,968.68      0.60%      557,993.74      6.327       359         610        75.97
620 - 639.................      75        40,308,707.44      8.67       537,449.43      6.288       359         630        75.90
640 - 659.................      94        51,685,500.82     11.12       549,845.75      6.278       359         650        76.03
660 - 679.................      87        65,911,913.34     14.17       757,608.20      6.566       359         669        70.47
680 - 699.................     132        85,724,949.38     18.44       649,431.43      6.338       359         690        73.22
700 - 719.................      78        54,928,138.43     11.81       704,206.90      6.428       359         709        74.08
720 and Above.............     235       163,641,352.93     35.19       696,346.18      6.453       359         753        72.82
                             --------  -----------------   --------
        Total.............     706     $ 464,990,531.02    100.00%
                             ========  =================   ========

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 is approximately 701.

                             Documentation Programs

                                                                                                  WEIGHTED
                                                             % OF                                 AVERAGE    WEIGHTED     WEIGHTED
                              NUMBER        AGGREGATE      MORTGAGE      AVERAGE      WEIGHTED   REMAINING    AVERAGE     AVERAGE
                                OF          PRINCIPAL     LOANS IN      PRINCIPAL     AVERAGE     TERM TO       FICO      ORIGINAL
                             MORTGAGE        BALANCE        LOAN         BALANCE      MORTGAGE    MATURITY    CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                LOANS       OUTSTANDING     GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE     RATIO (%)
--------------------------   --------  ----------------   ---------  ---------------  --------   ---------   --------  -------------
 Full/Alternative.........     213     $ 133,187,544.81     28.64%      625,293.64      6.319        359        658         74.05
 Preferred................      14         7,957,640.00      1.71       568,402.86      6.382        359        758         76.60
 Reduced..................     479       323,845,346.21     69.65       676,086.32      6.449        359        718         72.98
                             --------  ----------------   ---------
         Total............     706     $ 464,990,531.02    100.00%
                             ========  ================   =========

                       Original Loan-to-Value Ratios(1)(2)

                                                                                                  WEIGHTED
                                                            % OF                                  AVERAGE    WEIGHTED     WEIGHTED
                              NUMBER        AGGREGATE      MORTGAGE      AVERAGE      WEIGHTED   REMAINING    AVERAGE     AVERAGE
                                OF          PRINCIPAL     LOANS IN      PRINCIPAL      AVERAGE    TERM TO      FICO      ORIGINAL
RANGE OF ORIGINAL            MORTGAGE        BALANCE        LOAN         BALANCE      MORTGAGE    MATURITY    CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS        OUTSTANDING     GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE     RATIO (%)
--------------------------   --------  ----------------   ---------  ---------------  --------   ---------   --------  -------------
50.00 and Below...........     22      $  24,197,907.50      5.20%    1,099,904.89      6.224       359        718        41.16
50.01 to 55.00............      8          6,001,673.80      1.29       750,209.23      6.370       359        707        52.60
55.01 to 60.00............     22         15,981,007.93      3.44       726,409.45      6.314       359        714        58.17
60.01 to 65.00............     45         35,536,769.16      7.64       789,705.98      6.514       359        703        63.33
65.01 to 70.00............     60         56,511,483.14     12.15       941,858.05      6.350       359        705        68.89
70.01 to 75.00............     86         64,149,845.57     13.80       745,928.44      6.359       359        692        73.65
75.01 to 80.00............    440        251,177,839.47     54.02       570,858.73      6.442       359        702        79.56
80.01 to 85.00............      4          1,779,848.72      0.38       444,962.18      5.782       358        676        83.90
85.01 to 90.00............     19          9,654,155.73      2.08       508,113.46      6.675       359        669        89.63
                             --------  ----------------   ---------
         Total............    706      $ 464,990,531.02    100.00%
                             ========  ================   =========

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 is approximately 73.35%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                                                   WEIGHTED
                                                            % OF                                   AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER         AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED   REMAINING  AVERAGE      AVERAGE
                                OF           PRINCIPAL    LOANS IN       PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                             MORTGAGE         BALANCE       LOAN          BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
STATE                         LOANS         OUTSTANDING    GROUP 1    OUTSTANDING ($)  RATE (%)    (MONTHS)   SCORE      RATIO (%)
--------------------------   --------  -----------------  ---------   ---------------  --------   ---------  --------  -------------
 Arizona..................      23     $  13,237,967.45      2.85%      575,563.80      6.618        359       686         73.22
 California...............     296       205,880,367.11     44.28       695,541.78      6.364        359       705         72.41
 Florida..................      35        24,667,949.34      5.31       704,798.55      6.553        359       708         74.81
 Illinois.................      17         9,961,053.62      2.14       585,944.33      6.681        359       702         74.72
 Maryland.................      36        19,804,313.57      4.26       550,119.82      6.340        359       680         75.46
 Nevada...................      35        20,579,063.89      4.43       587,973.25      6.054        358       717         75.51
 New Jersey...............      34        24,579,399.41      5.29       722,923.51      6.570        359       695         71.87
 New York.................      42        28,053,935.74      6.03       667,950.85      6.637        359       704         73.87
 Oregon...................      14        10,355,323.00      2.23       739,665.93      6.210        359       708         75.86
 Virginia.................      52        29,627,977.68      6.37       569,768.80      6.349        359       690         74.11
 Washington...............      21        10,911,034.92      2.35       519,573.09      6.570        360       695         78.45
 Other (less than 2%).....     101        67,332,145.29     14.48       666,654.90      6.427        359       699         73.01
                             --------  -----------------  ---------
         Total............     706     $ 464,990,531.02    100.00%
                             ========  =================  =========

----------
(1) The Other row in the preceding table includes 24 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.223% of the mortgage loans in loan group 1 will be secured by mortgaged properties located in any one postal zip code area.

                            Purpose of Mortgage Loans

                                                                                                WEIGHTED
                                                            % OF                                 AVERAGE    WEIGHTED    WEIGHTED
                              NUMBER         AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE      AVERAGE
                                OF           PRINCIPAL    LOANS IN      PRINCIPAL     AVERAGE    TERM TO      FICO      ORIGINAL
                             MORTGAGE         BALANCE       LOAN         BALANCE      MORTGAGE  MATURITY     CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                  LOANS         OUTSTANDING    GROUP 1   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE      RATIO (%)
--------------------------   --------  -----------------  ---------  ---------------  --------  ---------   --------  -------------
 Refinance (cash-out).....     271     $ 174,657,179.96     37.56%      644,491.44     6.389       359        687         70.34
 Purchase.................     350       232,625,939.81     50.03       664,645.54     6.460       359        713         76.16
 Refinance (rate/term)....      85        57,707,411.25     12.41       678,910.72     6.274       359        697         71.14
                             --------  -----------------  ---------
         Total............     706     $ 464,990,531.02    100.00%
                             ========  =================  =========

                          Types of Mortgaged Properties

                                                                                                 WEIGHTED
                                                           % OF                                   AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER        AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED   REMAINING  AVERAGE       AVERAGE
                                OF          PRINCIPAL    LOANS IN       PRINCIPAL     AVERAGE     TERM TO     FICO       ORIGINAL
                             MORTGAGE        BALANCE       LOAN          BALANCE      MORTGAGE    MATURITY   CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                 LOANS        OUTSTANDING    GROUP 1    OUTSTANDING ($)  RATE (%)    (MONTHS)   SCORE       RATIO (%)
--------------------------   --------  ----------------  ---------   ---------------  --------   ---------  --------   -------------
 2-4 Family Residence.....      21     $ 14,876,194.51      3.20%       708,390.21      6.457        359       717          75.61
 Cooperative..............       1          596,000.00      0.13        596,000.00      7.500        360       606          80.00
 High-rise Condominium....      28       17,941,614.20      3.86        640,771.94      6.299        359       746          73.43
 Low-rise Condominium.....      19       11,152,984.00      2.40        586,999.16      6.468        359       713          76.80
 Planned Unit Development.     196      134,239,740.60     28.87        684,896.64      6.381        359       704          72.93
 Single Family Residence..     441      286,183,997.70     61.55        648,943.31      6.424        359       696          73.28
                             --------  ----------------  ---------
         Total............     706     $464,990,531.02    100.00%
                             ========  ================  =========

                               Occupancy Types(1)

                                                                                                  WEIGHTED
                                                            % OF                                  AVERAGE    WEIGHTED    WEIGHTED
                              NUMBER         AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED   REMAINING   AVERAGE      AVERAGE
                                OF           PRINCIPAL    LOANS IN      PRINCIPAL      AVERAGE    TERM TO      FICO      ORIGINAL
                             MORTGAGE         BALANCE       LOAN         BALANCE      MORTGAGE    MATURITY    CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                LOANS         OUTSTANDING    GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)    SCORE      RATIO (%)
--------------------------   --------  -----------------  ---------  ---------------  --------   ---------   --------  -------------
 Investment Property......      46     $  28,067,090.75      6.04%      610,154.15      6.651       359        719         73.01
 Primary Residence........     639       418,698,909.91     90.04       655,240.86      6.394       359        700         73.75
 Secondary Residence......      21        18,224,530.36      3.92       867,834.78      6.408       359        714         64.57
                             --------  -----------------  ---------
         Total............     706     $ 464,990,531.02    100.00%
                             ========  =================  =========

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                % OF                                      WEIGHTED       WEIGHTED
                              NUMBER                          MORTGAGE         AVERAGE       WEIGHTED      AVERAGE        AVERAGE
                                OF            AGGREGATE       LOANS IN        PRINCIPAL       AVERAGE       FICO          ORIGINAL
REMAINING TERM               MORTGAGE     PRINCIPAL BALANCE      LOAN           BALANCE      MORTGAGE      CREDIT      LOAN-TO-VALUE
TO MATURITY (MONTHS)          LOANS          OUTSTANDING       GROUP 1     OUTSTANDING ($)   RATE (%)       SCORE        RATIO (%)
--------------------------   --------    ------------------   --------     ---------------   --------     --------     -------------
 360......................      243      $ 166,204,954.00       35.74%        683,971.00       6.492         706           73.20
 359......................      248        165,489,420.39       35.59         667,296.05       6.415         699           73.75
 358......................      149         96,063,503.38       20.66         644,721.50       6.290         695           72.26
 357......................       63         35,449,093.75        7.62         562,684.03       6.355         706           74.84
 356......................        2          1,343,560.00        0.29         671,780.00       5.958         735           79.99
 354......................        1            439,999.50        0.09         439,999.50       5.875         655           78.57
                             --------    ------------------   --------
         Total............      706      $ 464,990,531.02      100.00%
                             ========    ==================   ========

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 is approximately 359 months.

                                  LOAN GROUP 2

                                Mortgage Rates(1)

                                                                                                WEIGHTED
                                                                % OF INITIAL                    AVERAGE   WEIGHTED     WEIGHTED
                                     NUMBER       AGGREGATE       MORTGAGE        AVERAGE      REMAINING   AVERAGE     AVERAGE
                                   OF INITIAL     PRINCIPAL       LOANS IN       PRINCIPAL      TERM TO     FICO       ORIGINAL
                                    MORTGAGE       BALANCE          LOAN          BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                     LOANS      OUTSTANDING       GROUP 2    OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------                     -----      -----------       -------    ---------------   --------    -----     ---------
 5.250...........................       1      $    444,000.00      0.08%         444,000.00      360        674    80.00
 5.500...........................       1           450,000.00      0.09          450,000.00      360        659    69.77
 5.625...........................       7         4,041,514.89      0.77          577,359.27      359        663    67.81
 5.750...........................      32        19,493,633.21      3.72          609,176.04      360        676    71.63
 5.875...........................      73        40,819,730.37      7.79          559,174.39      359        683    73.33
 6.000...........................      63        37,837,464.61      7.22          600,594.68      359        686    68.74
 6.020...........................       1           463,000.00      0.09          463,000.00      360        646    88.19
 6.125...........................      62        37,935,656.95      7.24          611,865.43      360        694    73.46
 6.250...........................      86        49,283,651.28      9.40          573,065.71      360        683    72.44
 6.375...........................      95        58,760,758.48     11.21          618,534.30      360        695    72.63
 6.500...........................     131        84,118,319.33     16.05          642,124.58      360        695    72.34
 6.625...........................      81        46,568,307.34      8.88          574,917.37      360        685    74.79
 6.645...........................       1           603,000.00      0.12          603,000.00      360        637    90.00
 6.750...........................      90        54,994,845.18     10.49          611,053.84      360        694    75.83
 6.875...........................      59        37,823,130.25      7.22          641,070.00      360        703    73.37
 6.895...........................       1           495,000.00      0.09          495,000.00      360        643    90.00
 7.000...........................      21        14,568,331.36      2.78          693,730.06      360        707    74.32
 7.115...........................       1           463,181.02      0.09          463,181.02      359        672    90.00
 7.125...........................      16        14,762,475.46      2.82          922,654.72      360        692    62.74
 7.250...........................      10         6,746,800.00      1.29          674,680.00      360        693    78.73
 7.375...........................       6         4,301,177.15      0.82          716,862.86      360        694    72.71
 7.500...........................       7         4,032,250.00      0.77          576,035.71      360        689    78.01
 7.625...........................       1         1,400,000.00      0.27        1,400,000.00      360        666    70.00
 7.750...........................       1           649,541.24      0.12          649,541.24      359        705    74.29
 7.875...........................       1           564,000.00      0.11          564,000.00      360        721    80.00

                                                                                                WEIGHTED
                                                                % OF INITIAL                    AVERAGE   WEIGHTED     WEIGHTED
                                     NUMBER       AGGREGATE       MORTGAGE        AVERAGE      REMAINING   AVERAGE     AVERAGE
                                   OF INITIAL     PRINCIPAL       LOANS IN       PRINCIPAL      TERM TO     FICO       ORIGINAL
                                    MORTGAGE       BALANCE          LOAN          BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                     LOANS      OUTSTANDING       GROUP 2    OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------                     -----      -----------       -------    ---------------   --------    -----     ---------
 8.000...........................     3           1,517,500.00      0.29          505,833.33      360        686    78.80
 8.375...........................     1             424,000.00      0.08          424,000.00      359        686    80.00
 9.125...........................     1             635,200.00      0.12          635,200.00      360        734    80.00
                                   ----------  ---------------  ------------
        Total....................     853      $524,196,468.12    100.00%
                                   ==========  ===============  ============

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (as so adjusted) is approximately 6.450% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 is approximately 6.452% per annum.

                   Current Mortgage Loan Principal Balances(1)

                                                                  % OF                               WEIGHTED             WEIGHTED
                                                                INITIAL                               AVERAGE   WEIGHTED   AVERAGE
RANGE OF                             NUMBER       AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE  ORIGINAL
CURRENT MORTGAGE                   OF INITIAL     PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO    LOAN-TO-
LOAN PRINCIPAL                      MORTGAGE       BALANCE        LOAN        BALANCE      MORTGAGE  MATURITY    CREDIT    VALUE
BALANCES ($)                         LOANS       OUTSTANDING    GROUP 2   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE   RATIO (%)
------------                         -----       -----------    -------   ---------------  --------  --------     -----   ---------
  400,000.01 - 450,000.00........     173      $ 75,149,185.41    14.34%      434,388.35    6.375       360        681      74.62
  450,000.01 - 500,000.00........     176        84,072,908.47    16.04       477,686.98    6.437       359        686      75.36
  500,000.01 - 550,000.00........     143        75,209,061.13    14.35       525,937.49    6.408       360        687      75.45
  550,000.01 - 600,000.00........     112        64,645,132.15    12.33       577,188.68    6.448       360        691      76.57
  600,000.01 - 650,000.00........      69        43,648,731.49     8.33       632,590.31    6.505       360        694      73.01
  650,000.01 - 700,000.00........      30        20,364,866.13     3.88       678,828.87    6.438       360        691      74.01
  700,000.01 - 750,000.00........      25        18,241,722.20     3.48       729,668.89    6.421       360        695      71.33
  750,000.01 - 1,000,000.00......      73        65,616,674.63    12.52       898,858.56    6.478       360        698      68.47
1,000,000.01 - 1,500,000.00......      43        54,530,723.51    10.40     1,268,156.36    6.503       360        701      68.54
1,500,000.01 - 2,000,000.00......       5         8,990,175.00     1.72     1,798,035.00    6.552       360        708      71.73
Above 2,000,000.01...............       4        13,727,288.00     2.62     3,431,822.00    6.736       360        692      56.46
                                   ----------  ---------------  --------
        Total....................     853      $524,196,468.12   100.00%
                                   ==========  ===============  ========

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 is approximately $614,533.

                              FICO Credit Scores(1)

                                                                  % OF                               WEIGHTED             WEIGHTED
                                                                INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                                     NUMBER       AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                   OF INITIAL     PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE    TERM TO     FICO    LOAN-TO-
RANGE OF                            MORTGAGE       BALANCE        LOAN        BALANCE      MORTGAGE  MATURITY    CREDIT    VALUE
FICO CREDIT SCORES                   LOANS       OUTSTANDING    GROUP 2   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE   RATIO (%)
------------------                   -----       -----------    -------   ---------------  --------  --------     -----   ---------
619 and Below....................      10      $  6,600,781.80     1.26%      660,078.18    6.324       360        609      72.38
620 - 639........................     115        68,325,959.85    13.03       594,138.78    6.373       360        630      72.02
640 - 659........................     160        89,120,054.89    17.00       557,000.34    6.281       360        650      74.78
660 - 679........................     111        66,840,456.40    12.75       602,166.27    6.588       360        669      71.81
680 - 699........................     153        98,055,944.73    18.71       640,888.53    6.472       360        689      72.07
700 - 719........................      95        60,542,201.62    11.55       637,286.33    6.585       360        710      73.90
720 and Above....................     209       134,711,068.83    25.70       644,550.57    6.470       360        756      72.82
                                   ----------  ---------------  --------
        Total....................     853      $524,196,468.12   100.00%
                                   ==========  ===============  ========

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 is approximately 691.

                             Documentation Programs

                                                                  % OF                               WEIGHTED             WEIGHTED
                                                                INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                                   NUMBER OF      AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                    INITIAL       PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE    TERM TO     FICO    LOAN-TO-
                                    MORTGAGE       BALANCE        LOAN        BALANCE      MORTGAGE  MATURITY    CREDIT    VALUE
TYPE OF PROGRAM                      LOANS       OUTSTANDING    GROUP 2   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE   RATIO (%)
---------------                      -----       -----------    -------   ---------------  --------  --------     -----   ---------
CLUES............................       1      $    500,000.00     0.10%      500,000.00    6.000       360        762      64.10
Full/Alternative.................     341       205,753,420.05    39.25       603,382.46    6.336       360        656      73.38
Preferred........................      20        11,754,714.39     2.24       587,735.72    6.219       360        753      77.17
Reduced..........................     490       305,758,333.68    58.33       623,996.60    6.541       360        712      72.42
Streamlined......................       1           430,000.00     0.08       430,000.00    6.125       360        654      79.63
                                   ----------  ---------------  --------
        Total....................     853      $524,196,468.12   100.00%
                                   ==========  ===============  ========

                       Original Loan-to-Value Ratios(1)(2)

                                                                  % OF                               WEIGHTED             WEIGHTED
                                                                INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                                     NUMBER       AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                   OF INITIAL     PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE    TERM TO     FICO    LOAN-TO-
RANGE OF ORIGINAL                   MORTGAGE       BALANCE        LOAN        BALANCE      MORTGAGE  MATURITY    CREDIT    VALUE
LOAN-TO-VALUE RATIOS (%)             LOANS       OUTSTANDING    GROUP 2   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE   RATIO (%)
------------------------             -----       -----------    -------   ---------------  --------  --------     -----   ---------
50.00 and Below..................      31      $ 25,945,329.23     4.95%      836,946.10    6.537       360        684     41.62
50.01 to 55.00...................      17        10,875,770.58     2.07       639,751.21    6.364       360        698     52.81
55.01 to 60.00...................      32        21,289,223.03     4.06       665,288.22    6.222       360        694     57.62
60.01 to 65.00...................      57        40,575,917.51     7.74       711,858.20    6.412       360        687     63.10
65.01 to 70.00...................      80        61,299,969.63    11.69       766,249.62    6.425       360        694     68.61
70.01 to 75.00...................     151       102,190,790.05    19.49       676,760.20    6.429       360        691     73.90
75.01 to 80.00...................     445       241,917,410.55    46.15       543,634.63    6.481       360        692     79.50
80.01 to 85.00...................       6         3,210,684.28     0.61       535,114.05    6.396       360        666     82.79
85.01 to 90.00...................      31        15,528,658.06     2.96       500,924.45    6.626       360        667     89.26
90.01 to 95.00...................       2           926,215.20     0.18       463,107.60    6.679       358        701     92.23
95.01 to 100.00..................       1           436,500.00     0.08       436,500.00    5.875       360        637     99.20
                                   ----------  ---------------  --------
            Total................     853      $524,196,468.12   100.00%
                                   ==========  ===============  ========

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 is approximately 72.90%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                  % OF                               WEIGHTED             WEIGHTED
                                                                INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                                     NUMBER       AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                   OF INITIAL     PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE    TERM TO     FICO    LOAN-TO-
                                    MORTGAGE       BALANCE        LOAN        BALANCE      MORTGAGE  MATURITY    CREDIT    VALUE
STATE                                LOANS       OUTSTANDING    GROUP 2   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE   RATIO (%)
-----                                -----       -----------    -------   ---------------  --------  --------     -----   ---------
Arizona..........................      28      $ 17,837,273.95     3.40%      637,045.50    6.637       360        696     73.21
California.......................     342       214,741,745.44    40.97       627,899.84    6.407       360        690     70.97
Florida..........................      38        21,918,836.47     4.18       576,811.49    6.516       360        701     75.88
Hawaii...........................      13        10,670,050.02     2.04       820,773.08    6.515       360        715     72.66
Illinois.........................      22        14,031,791.49     2.68       637,808.70    6.565       360        701     72.42
Maryland.........................      35        19,844,078.96     3.79       566,973.68    6.321       360        659     74.09
Nevada...........................      20        11,347,012.51     2.16       567,350.63    6.481       360        684     76.01
New Jersey.......................      53        30,989,609.43     5.91       584,709.61    6.445       360        681     74.10
New York.........................      61        37,531,895.80     7.16       615,276.98    6.564       360        700     75.47
Virginia.........................      25        14,725,756.96     2.81       589,030.28    6.503       360        697     69.97
Washington.......................      31        16,598,163.96     3.17       535,424.64    6.395       360        687     74.39
Other (less than 2%).............     185       113,960,253.13    21.74       616,001.37    6.464       360        691     74.47
                                   ----------  ---------------  --------
        Total................         853      $524,196,468.12   100.00%
                                   ==========  ===============  ========

----------
(1) The Other row in the preceding table includes 31 other states and the District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 1.268% of the Initial Mortgage Loans in loan group 2 will be secured by mortgaged properties located in any one postal zip code area.

                            Purpose of Mortgage Loans

                                                                  % OF                               WEIGHTED             WEIGHTED
                                                                INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                                     NUMBER       AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                   OF INITIAL     PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE    TERM TO     FICO    LOAN-TO-
                                    MORTGAGE       BALANCE        LOAN        BALANCE      MORTGAGE  MATURITY    CREDIT    VALUE
LOAN PURPOSE                         LOANS       OUTSTANDING    GROUP 2   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE   RATIO (%)
------------                         -----       -----------    -------   ---------------  --------  --------     -----   ---------
Refinance (cash-out).............     421      $257,282,297.62    49.08%      611,121.85    6.447       360        679     70.71
Purchase.........................     317       192,888,466.43    36.80       608,480.97    6.496       360        709     76.70
Refinance (rate/term)............     115        74,025,704.07    14.12       643,701.77    6.359       359        684     70.60
                                   ----------  ---------------  --------
        Total.................        853      $524,196,468.12   100.00%
                                   ==========  ===============  ========

                          Types of Mortgaged Properties

                                                                  % OF                               WEIGHTED             WEIGHTED
                                                                INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                                     NUMBER       AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                   OF INITIAL     PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE    TERM TO     FICO    LOAN-TO-
                                    MORTGAGE       BALANCE       LOAN         BALANCE      MORTGAGE  MATURITY    CREDIT    VALUE
PROPERTY TYPE                        LOANS       OUTSTANDING    GROUP 2   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE   RATIO (%)
-------------                        -----       -----------    -------   ---------------  --------  --------     -----   ---------
2-4 Family Residence.............      19      $ 12,819,031.80    2.45%       674,685.88     6.621      360         718     73.44
Cooperative......................       3         1,594,900.00     0.30       531,633.33     6.331      360         687     89.31
High-rise Condominium............      45        27,292,651.65     5.21       606,503.37     6.291      360         735     75.97
Low-rise Condominium.............      32        18,619,127.05     3.55       581,847.72     6.526      360         707     73.49
Planned Unit Development.........     184       110,561,046.34    21.09       600,875.25     6.432      360         693     73.97
Single Family Residence..........     570       353,309,711.28    67.40       619,841.60     6.462      360         685     72.20
                                   ----------  ---------------  --------
        Total....................     853      $524,196,468.12   100.00%
                                   ==========  ===============  ========

                               Occupancy Types(1)

                                                                  % OF                               WEIGHTED             WEIGHTED
                                                                INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                                     NUMBER       AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                   OF INITIAL     PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE    TERM TO     FICO    LOAN-TO-
                                    MORTGAGE       BALANCE       LOAN         BALANCE      MORTGAGE  MATURITY    CREDIT    VALUE
OCCUPANCY TYPE                       LOANS       OUTSTANDING    GROUP 2   OUTSTANDING ($)  RATE (%)  (MONTHS)     SCORE   RATIO (%)
--------------                       -----       -----------    -------   ---------------  --------  --------     -----   ---------
Investment Property..............      60      $ 32,609,220.51     6.22%      543,487.01    6.849       359        722     75.26
Primary Residence................     742       455,522,047.84    86.90       613,911.12    6.429       360        686     72.91
Secondary Residence..............      51        36,065,199.77     6.88       707,160.78    6.389       360        718     70.57
                                   ----------  ---------------  --------
        Total................         853      $524,196,468.12   100.00%
                                   ==========  ===============  ========

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                  % OF                                          WEIGHTED
                                                                INITIAL                              WEIGHTED    AVERAGE
                                     NUMBER       AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED   AVERAGE   ORIGINAL
                                   OF INITIAL     PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE     FICO     LOAN-TO-
REMAINING TERM                      MORTGAGE       BALANCE       LOAN         BALANCE      MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)                 LOANS       OUTSTANDING    GROUP 2   OUTSTANDING ($)  RATE (%)    SCORE    RATIO (%)
--------------------                 -----       -----------    -------   ---------------  --------    -----    ---------
360.............................      649      $405,546,312.00    77.37%      624,878.76    6.482       691      72.90
359.............................      169        97,889,100.46    18.67       579,225.45    6.366       694      73.00
358.............................       22        13,487,518.69     2.57       613,069.03    6.352       682      69.55
357.............................        9         5,158,360.70     0.98       573,151.19    6.111       662      76.76
356.............................        1           476,215.20     0.09       476,215.20    6.375       702      91.72
352.............................        1           576,539.06     0.11       576,539.06    6.000       689      75.00
349.............................        1           580,449.40     0.11       580,449.40    5.875       659      78.31
323.............................        1           481,972.61     0.09       481,972.61    6.750       683      80.00
                                   ----------  ---------------  --------
        Total................         853      $524,196,468.12   100.00%
                                   ==========  ===============  ========

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 is approximately 360 months.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2005-77T1, will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 1-X, Class 2-X, Class 1-PO, Class 2-PO and Class A-R Certificates (all of which are together referred to as senior certificates) and the Class 1-M, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-M, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates (all of which are together referred to as subordinated certificates). The Class 1-B-3, Class 2-B-3, Class 1-B-4, Class 2-B-4, Class 1-B-5 and Class 2-B-5 Certificates are not being offered by this free writing prospectus. The Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates will have initial class certificate balances of approximately $2,789,943, $2,092,457, $1,627,469, $3,600,000, $2,700,000 and $2,100,831, respectively. The pass-through rate for each of the Class 1-B-3, Class 2-B-3, Class 1-B-4, Class 2-B-4, Class 1-B-5 and Class 2-B-5 Certificates will be 6.00% per annum. The classes of offered certificates will have the respective initial Class Certificate Balances or initial notional amounts and pass-through rates in this free writing prospectus. The initial Class Certificate Balances or initial notional amounts may vary in the aggregate by plus or minus 5%.

      The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

      - all amounts previously distributed to holders of certificates of the class as payments of principal,

      -     the amount of Realized Losses allocated to the class, and

      - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of any related Class PO Deferred Amounts, as described under " -- Allocation of Losses";

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates. See "Application of Liquidation Proceeds" in the prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates in a certificate group then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates in that certificate group, following all distributions and the allocation of Realized Losses on any Distribution Date after the first Distribution Date following the Conveyance Period exceeds the pool principal balance of the related loan group as of the Due Date occurring in the month of the Distribution Date. The notional amount certificates do not have principal balances and are not entitled to any distributions in respect of principal on the mortgage loans.

      The Group 1 Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $435,928,622 and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in loan group 1 of approximately 93.75%. The Group 2 Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $562,499,168 and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in loan group 2 of approximately 93.75%. The Class Subordination Percentage of each class of subordinated certificates as of the closing date, which represents the initial beneficial ownership of each such class in the related loan group, is approximately as follows:

                                                             CLASS SUBORDINATION
THE GROUP 1 SUBORDINATED CERTIFICATES                            PERCENTAGE
-------------------------------------                        -------------------
Class 1-M..................................................         3.15%
Class 1-B-1................................................         1.10%
Class 1-B-2................................................         0.60%
Class 1-B-3................................................         0.60%
Class 1-B-4................................................         0.45%
Class 1-B-5................................................         0.35%

                                                             CLASS SUBORDINATION
THE GROUP 2 SUBORDINATED CERTIFICATES                            PERCENTAGE
-------------------------------------                        -------------------
Class 2-M..................................................         3.15%
Class 2-B-1................................................         1.10%
Class 2-B-2................................................         0.60%
Class 2-B-3................................................         0.60%
Class 2-B-4................................................         0.45%
Class 2-B-5................................................         0.35%

The Class A-R Certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

CERTIFICATE GROUPS


      The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-X, Class A-R and Class 1-PO Certificates are sometimes referred to in this free writing prospectus as the "group 1 senior certificates" and the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-X and Class 2-PO Certificates are sometimes referred to in this free writing prospectus as the "group 2 senior certificates." The Class 1-PO and Class 2-PO Certificates are each sometimes referred to as Class PO Certificates. The group 1 senior certificates and the group 2 senior certificates are each sometimes referred to as a "senior certificate group" and relate to loan group 1 and loan group 2, respectively. The Class 1-M, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates together are referred to as the "group 1 subordinated certificates." The Class 2-M, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates together are referred to as the "group 2 subordinated certificates."

NOTIONAL AMOUNT CERTIFICATES

      The Class 1-X and Class 2-X Certificates are notional amount certificates.

      The notional amount of the Class 1-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that Due Date). The notional amount of the Class 1-X Certificates as of the closing date is expected to be approximately $324,434,573.

      The notional amount of the Class 2-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that Due Date). The notional amount of the Class 2-X Certificates as of the closing date is expected to be approximately $433,183,763.

BOOK-ENTRY CERTIFICATES

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. Each class of book-entry certificates will be issued as one or more certificates which equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

      The Class 1-A-3 and Class 1-A-4 Certificates (we sometimes refer to these classes of certificates as the LIBOR Certificates) will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under " -- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under " -- Interest" below.

      LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of the interest accrual period applicable to those LIBOR Certificates (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the British Bankers' Association ("BBA") "interest settlement rate" for one-month deposits in the U.S. dollars as found on Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest settlement rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such interest settlement rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period for the LIBOR Certificates will be calculated in accordance with the method described in the prospectus under "Description of the Certificates -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the next interest accrual period will be 4.16%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and will deposit the Available Funds in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Conveyance Period, the trustee will deposit into the Distribution Account any amounts remaining in the Supplemental Loan Account, other than investment earnings, for distribution to the related certificateholders.

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the Corporate Trust Office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this free writing prospectus, distributions on the certificates in a certificate group will be made on each Distribution Date from Available Funds of the related loan group in the following order of priority:

      - to interest on each interest-bearing class of senior certificates in the related senior certificate group, pro rata, based on their respective interest distribution amounts;

      - to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on those classes on the Distribution Date;

      - to any Class PO Deferred Amounts with respect to the related class of Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the related group of subordinated certificates; and

      - to interest on and then principal of each class of subordinated certificates in the related certificate group, in the order of their numerical class designations, beginning with the related class of Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus.

"Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

      - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

      - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
            (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

      - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period, together with interest paid in connection with those payments, other than certain excess amounts, and the related Compensating Interest;

      - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date; and

      - with respect to loan group 2, for each Distribution Date during, and the Distribution Date immediately after the Conveyance Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Conveyance Period, any amounts remaining in the Supplemental Loan Account after the end of the Conveyance Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

      The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or described below.

      Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                            INITIAL        MAXIMUM/MINIMUM   FORMULA FOR CALCULATION OF CLASS
CLASS                  PASS-THROUGH RATE  PASS-THROUGH RATE          PASS-THROUGH RATE
---------------------  -----------------  -----------------  --------------------------------
Class 1-A-3..........        4.56%           8.00%/0.40%               LIBOR + 0.40%
Class 1-A-4..........       10.32%          22.80%/0.00%           22.80% - (3 x LIBOR)

      The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.406% per annum.

      The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.426% per annum.

      On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any interest-bearing class will be equal to the sum of
(a) interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts). The Class 1-PO and Class 2-PO Certificates are principal only certificates and will not bear interest.

      With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which that Distribution Date occurs. Interest will be calculated and payable on the basis of a 360 day year divided into twelve 30 day months.

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" experienced by the related loan group for that Distribution Date. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to

      - any net prepayment interest shortfalls for that loan group and Distribution Date, and

      - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or Debt Service Reduction.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest bearing classes of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus. With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group during the Prepayment Period exceeds the Compensating Interest for that loan group for such Distribution Date. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate, minus the basic master servicing fee rate, on the Stated Principal Balance of the mortgage loan. A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan. Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

      If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under " -- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

      General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated between the related class of Class PO Certificates, on the one hand, and the other classes of certificates in the related senior certificate group (other than the notional amount certificates and the related class of Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS     NET MORTGAGE RATE           NON-PO PERCENTAGE OF
     IN LOAN GROUP          FOR MORTGAGE LOAN          DISCOUNT MORTGAGE LOAN
-----------------------     -----------------     ----------------------------------
           1                 Less than 6.00%      Net mortgage rate divided by 6.00%
           2                 Less than 6.00%      Net mortgage rate divided by 6.00%

      The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE                                    NET MORTGAGE RATE
 LOANS IN LOAN GROUP                                     FOR MORTGAGE LOAN
---------------------                             ------------------------------
          1                                       Greater than or equal to 6.00%
          2                                       Greater than or equal to 6.00%

            The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE                                      PO PERCENTAGE OF
LOANS IN LOAN GROUP                                  DISCOUNT MORTGAGE LOAN
---------------------                             ------------------------------
         1                                         (6.00% -- net mortgage rate)
                                                         divided by 6.00%
         2                                         (6.00% -- net mortgage rate)
                                                         divided by 6.00%

      The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) in an amount up to the related Senior Principal Distribution Amount for such loan group, and as principal of the classes of subordinated certificates in the related certificate group, as the related Subordinated Principal Distribution Amount.

      The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

      (i)   the sum of the applicable Non-PO Percentage of

            a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

            b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

            d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

            f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

      (ii) (a) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (b) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

      (iii) with respect to loan group 2, on the first Distribution Date after the Conveyance Period, any amounts allocated to that loan group remaining in the Supplemental Loan Account and not allocated to the Class 2-PO Certificates.

      Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group, in each case up to the amount of the related Senior Principal Distribution Amount, for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

      DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

      - to the following classes of certificates in the following order of priority:

                  1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

                  2. concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

      DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

      -     concurrently:

                  1. 45.0242770902%, concurrently, to the Class 2-A-1 and Class 2-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                  2.    54.9757229098%, in the following order of priority:

                          a. concurrently, to the Class 2-A-4 and Class 2-A-7 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

                          b. to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero;

                          c. concurrently, to the Class 2-A-3 and Class 2-A-5 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                          d. concurrently, to the Class 2-A-4 and Class 2-A-7 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

      Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 2 will be distributed, concurrently as principal to the related classes of senior certificates (other than the notional amount certificates and the related Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

      The capitalized terms used herein shall have the following meanings:

      "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) Scheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Priority Percentage.

      "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-4 and Class 2-A-7 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the group 2 certificates (other than the Class 2-PO Certificates) immediately prior to such Distribution Date.

      "Shift Percentage" means, with respect to any Distribution Date occurring during the five years beginning on the first Distribution Date, 0%. For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

      "Scheduled Principal Distribution Amount" means, with respect to any loan group and Distribution Date, an amount equal to the sum of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such loan group and Distribution Date.

      "Unscheduled Principal Distribution Amount" means, with respect to any loan group and Distribution Date, an amount equal to the sum of (i) with respect to each Mortgage Loan in the related loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such loan group and Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such loan group and Distribution Date.

      "Due Date" means, with respect to a mortgage loan, the day in the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

      "Prepayment Period" means, with respect to any Distribution Date and the related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2005) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

      - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

      - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

            - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

      -     the sum of

            - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

            - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

            - with respect to loan group 2, the amount, if any, on deposit in the Supplemental Loan Account at the end of the Conveyance Period allocated to loan group 2 but not allocable to the Class 2-PO Certificates.

      "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period, in each case with respect to that mortgage loan. The pool principal balance equals the aggregate of the Stated Principal Balances of the mortgage loans. The loan group principal balance with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

      The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of such senior certificate group (other than the notional amount certificates and the related class of Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates in the same certificate group (other than the notional amount certificates and the related class of Class PO Certificates) immediately prior to such date. The "Subordinated Percentage" for either loan group for any Distribution Date will be calculated as the difference between 100% and the related Senior Percentage for that Distribution Date.

      The Senior Prepayment Percentage of each senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans in the related loan group evidenced by the related subordinated certificates. Increasing the respective interest of the related subordinate certificates relative to that of the related senior certificate group is intended to preserve the availability of the subordination provided by those subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date, the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage for that senior certificate group, in which case, the Senior Prepayment Percentage for that senior certificate group for that Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for a loan group will occur unless both of the step down conditions listed below are satisfied with respect to that loan group:

      - the outstanding principal balance of all mortgage loans in the related loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the trust fund and mortgage loans, the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the related subordinated certificates, does not equal or exceed 50%, and

      - cumulative Realized Losses on the mortgage loans in the related loan group do not exceed

            - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate of the principal balances of the related subordinated certificates as of the closing date (the "original subordinate principal balance"),

            - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related original subordinate principal balance,

            - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related original subordinate principal balance,

            - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate group 1 original subordinate principal balance, and

            - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related original subordinate principal balance.

      If on any Distribution Date the allocation to the class or classes of senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

      Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for loan group 1 and loan group 2, in each case up to the amount of the related Subordinated Principal Distribution Amount will be distributed as principal to the group 1 subordinated certificates and the group 2 subordinated certificates, respectively. Except as provided in the next paragraph, each class of group 1 subordinated certificates and group 2 subordinated certificates will be entitled to receive its pro rata share of the related Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from the related loan group for distribution of principal. Distributions of principal of the group 1 subordinated certificates and group 2 subordinated certificates will be made sequentially to the classes of group 1 subordinated certificates and group 2 subordinated certificates, in each case, in the order of their numerical class designations, beginning with the related class of Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of group 1 subordinated certificates and group 2 subordinated certificates, as applicable, (other than the class of group 1 subordinated certificates and group 2 subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of the class and all classes of subordinated certificates in the same certificate group which have higher numerical class designations than the class (the "Applicable Credit Support Percentage") is less than the related Applicable Credit Support Percentage for such class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full from the mortgage loans in the related loan group will be made to any of those related classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to such Restricted Classes will be allocated among the remaining classes of subordinated certificates in the same certificate group, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The Class Subordination Percentage with respect to any Distribution Date and each class of group 1 subordinated and group 2 subordinated certificates, as applicable, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of group 1 subordinated certificates and group 2 subordinated certificates, respectively, immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of group 1 certificates or group 2 certificates, respectively, in each case, immediately before the Distribution Date.

      On the date of issuance of the certificates, the characteristics of the Group 1 Certificates listed below are expected to be as follows:


                                                                   Original
                                   Beneficial   Initial Credit    Applicable
                                   Interest in   Enhancement    Credit Support
                                   Trust Fund       Level         Percentage
                                   -----------  --------------  --------------
         Group 1 Senior
         Certificates............   93.75%          6.25%            N/A
         Class 1-M...............    3.15%          3.10%           6.25%
         Class 1-B-1.............    1.10%          2.00%           3.10%
         Class 1-B-2.............    0.60%          1.40%           2.00%
         Class 1-B-3.............    0.60%          0.80%           1.40%
         Class 1-B-4.............    0.45%          0.35%           0.80%
         Class 1-B-5.............    0.35%          0.00%           0.35%

      On the date of issuance of the certificates, the characteristics of the Group 2 Certificates listed below are expected to be as follows:


                                                                   Original
                                   Beneficial   Initial Credit    Applicable
                                   Interest in   Enhancement    Credit Support
                                   Trust Fund       Level         Percentage
                                   -----------  --------------  --------------
         Group 2 Senior
         Certificates............   93.75%          6.25%            N/A
         Class 2-M...............    3.15%          3.10%           6.25%
         Class 2-B-1.............    1.10%          2.00%           3.10%
         Class 2-B-2.............    0.60%          1.40%           2.00%
         Class 2-B-3.............    0.60%          0.80%           1.40%
         Class 2-B-4.............    0.45%          0.35%           0.80%
         Class 2-B-5.............    0.35%          0.00%           0.35%

      For purposes of calculating the Applicable Credit Support Percentages of the group 1 subordinated certificates and group 2 subordinated certificates, the related class of Class M Certificates will be considered to have a lower numerical class designation than each other class of group 1 subordinated certificates and group 2 subordinated certificates, respectively


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
      The Subordinated Principal Distribution Amount for any Distribution Date and either loan group 1 or loan group 2 will equal

      -     the sum of

            - the Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

            - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

            - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

            - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of the Class PO Deferred Amounts for the related class of Class PO Certificates on the related Distribution Date.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

      Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class 1-PO and the Class 2-PO Certificates will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and class, and (y) the product of

      - Available Funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group, and

      - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

      If the Class PO Principal Distribution Amount on a Distribution Date for the Class 1-PO or the Class 2-PO Certificates, as applicable, is calculated as provided in clause (y) above, principal distributions to the related senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

      The "PO Formula Principal Amount" for any Distribution Date and each of the Class 1-PO and the Class 2-PO Certificates will equal the sum of the sum of the applicable PO Percentage of

      - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

      - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

      - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

      - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

      - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

      - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period, and with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

      with respect to loan group 2, the amount, if any, on deposit in the Supplemental Loan Account at the end of the Conveyance Period that is allocable to the Class 2-PO Certificates.

ALLOCATION OF LOSSES

      On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related class of Class PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related class of Class PO Certificates on or before the related Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of the related loan group for the Subordinated Principal Distribution Amount for the related group of subordinated certificates, Class PO Deferred Amounts will be paid on the related class of Class PO Certificates before distributions of principal on those subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the related class of Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates in a certificate group then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts on the class of Class PO Certificates in that certificate group. After the related Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

      On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated first to the subordinated certificates in the related certificate group, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates in the related certificate group then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the related senior certificate group (other than the notional amount certificates and any related class of Class PO Certificates), pro rata, based upon their respective Class Certificate Balances, except that the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1, Class 2-A-3 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-6, Class 2-A-5 and Class 2-A-7 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero.

      For purposes of allocating losses to the subordinated certificates in a certificate group, the Class 1-M and Class 2-M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates in the related certificate group.

      The Senior Credit Support Depletion Date for a certificate group is the date on which the Class Certificate Balance of each class of subordinated certificates in that certificate group has been reduced to zero.

      Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the related class of Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

      A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.


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